DILLARD’S, INC.
2005 NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK PLAN

ARTICLE I

PURPOSE

Section 1.01. Purpose. This Dillard’s, Inc. 2005 Non-Employee Director Restricted Stock Plan (the “Plan”) is intended to attract, retain and motivate non-employee directors of Dillard’s, Inc., a Delaware corporation (“Dillard’s”), by providing them with a proprietary interest in the growth and performance of Dillard’s and to encourage them to increase their stock ownership in Dillard’s. The name of the plan shall be the Dillard’s, Inc. 2005 Non-Employee Directors Restricted Stock Plan (the “Plan”). The Plan is adopted and effective as of the date set forth in Section 7.04 hereof.

ARTICLE II

DEFINITIONS

Capitalized terms used and not otherwise defined in the Plan shall have the following meanings:

“Award” means a grant of Restricted Shares.

“Board” or “Board of Directors” means the Board of Directors of Dillard’s as constituted from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Stock Option and Executive Compensation Committee of the Board or any successor thereto or such other Committee designated by the Board.

“Disability” shall mean the inability to engage in any substantial gainful activity because of a medically determinable physical or mental impairment which can be expected to last for a continuous period of 12 months or more or that may result in death; or, eligibility for receipt of Dillard’s disability benefits for a period of more than three months by reason of a medically determinable physical or mental impairment which can be expected to last for a period of 12 months or more or that may result in death.

“Employee” means any person employed by Dillard’s or a Subsidiary of Dillard’s as an employee (as defined in Section 425(f) of the Code) and not as an independent contractor.

“Non-Employee Director” means any member of the Board who is not an employee of Dillard’s or an affiliate of Dillard’s.

“Participant” means any Non-Employee Director who is selected for participation by the Committee in accordance with Article III and who receives an Award under the Plan.

“Restricted Period” means the period during which Awards may be forfeited under Sections 5.03 and 5.04. Notwithstanding the foregoing, under no circumstances shall the Restricted Period with respect to any Participant be less than six months. This minimum Restricted Period is intended to qualify each transaction under the Plan as an exempt transaction pursuant to Rule 16b-3(d)(3) under the Exchange Act.

“Restricted Shares” means Shares that are subject to the restrictions (including the restrictions on transferability) and the substantial risks of forfeiture described in the Plan or in an applicable Stock Award Agreement.

“Retire” or “Retirement” means ceasing to be a member of the Board as a result of a determination by the Board that such person is no longer eligible to stand for election in accordance with the corporate governance guidelines of Dillard’s that may be in effect from time to time.

“Share” means a share of Class A Common Stock, $0.01 par value, of Dillard’s.

“Stock Award Agreement” means an agreement executed by a Participant prior to receiving an Award.

“Subsidiary” means (i) any corporation of which Dillard’s owns, directly or indirectly, capital stock representing more than 50% of the combined voting power of all classes of capital stock, and (ii) any other entity or enterprise (including, but not limited to, a partnership or joint venture) of which Dillard’s owns, directly or indirectly, equity interests representing more than 50% of the combined voting power of all classes of equity.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

Section 3.01. Eligibility. Awards under this Plan may only be made to a person who, at the time of grant of the Award, is a Non-Employee Director.

ARTICLE IV

COMPANY STOCK SUBJECT TO PLAN

Section 4.01. Maximum Number of Shares. The total number of Shares for which Awards may be granted under the Plan shall not exceed 200,000 Shares. The maximum number of Shares issued are subject to adjustment in accordance with Section 4.03. The Shares issued under the Plan may be authorized and unissued Shares or treasury Shares. The number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares.

Section 4.02. Forfeited Shares. In the event Awards are forfeited to Dillard’s in accordance with the terms of the Plan, the Shares so forfeited again shall be available for grant and issuance under the Plan.

Section 4.03. Recapitalization Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, share combination or other changes in the corporate structure of Dillard’s affecting the Shares, the Committee may make such adjustments to the number of Shares specified in Section 4.01 or in any Award, the kind of capital stock to be issued under the Plan, or both, as it determines, in its sole discretion, to be appropriate to prevent dilution or enlargement of rights under the Plan.

ARTICLE V

AWARDS

Section 5.01. Conditions to Grant. As a condition to the grant of Awards, Dillard’s shall require the Participant to execute a Stock Award Agreement prior to issuing the Award.

Section 5.02. Amount of Awards. The amount of Awards to be issued under the Plan may vary from year to year and by Participant to Participant in the Committee’s sole discretion. In no event, however, may Awards be issued to any Participant if such issuance would (i) cause the total number of Restricted Shares awarded under the Plan to a single Participant to exceed 5,000 Shares in any fiscal year of Dillard’s without being approved by the Board or (ii) cause the total number of Shares issued to all Participants to equal or exceed the maximum amount allowed in Section 4.01. The Committee shall have the right to grant new Awards in exchange for outstanding Awards.

Section 5.03. Restricted Shares.

(a)  Awards of Restricted Shares shall be subject to the terms and conditions set forth in the Stock Award Agreement.

(b)  The Committee shall have discretion in determining the terms and conditions of each Award. Awards of Restricted Shares under Stock Award Agreements shall be subject to such restrictions as determined by the Committee.

(c)  The Committee shall establish any vesting schedule applicable to Restricted Shares and shall specify the periods of restriction, vesting and other requirements. Until the end of the period(s) of time specified in the vesting schedule, the Restricted Shares subject to such Award shall remain subject to forfeiture.

(d)  Notwithstanding any term, condition, restriction and/or limitation with respect to an Award granted under the Plan but subject to the restrictions on transfer and forfeiture in this Plan, a Participant who has been granted an Award shall be entitled to all of the rights of a shareholder with respect to the Restricted Shares underlying the Award from the date of grant, including voting rights and the rights to receive dividends and other distributions. All Shares or other securities paid on an Award shall be held by the Company and shall be subject to the same restrictions as the Award to which they relate.

Section 5.04. Vesting. Unless otherwise provided in the Stock Award Agreement, all unvested Awards shall become immediately vested upon the Participant’s termination of service as a member of the Board prior to the expiration of the Restricted Period as a result of the Participant’s Retirement, death or Disability. Upon a Participant’s termination of service as a member of the Board for any other reason prior to the expiration of the Restricted Period, all unvested Awards shall be forfeited to Dillard’s and be available for reissuance under the Plan. The Committee may accelerate the vesting for any or all of the unvested Awards for any Participant if the Committee determines that the circumstances in a particular case so warrant, and upon such a determination, all restrictions applicable to the Restricted Shares shall lapse.

Section 5.05. Issuance of Awards; Awards Held In Escrow. Unless and until the Awards have vested as set forth in the Plan and the related Stock Award Agreements, such Awards shall be issued in the name of the Participant and held by the Secretary of Dillard’s (or its designee) as escrow agent, and shall not be sold, transferred, or otherwise disposed of, and shall not be pledged or otherwise hypothecated other than a transfer of vested Restricted Shares upon death by will, by descent and distribution or by designation of a beneficiary in accordance with Section 7.02. Dillard’s may determine to issue the Awards in book entry form and/or may instruct the transfer agent for its common stock to place a legend on certificates representing the Restricted Shares or Performance-Based Restricted Shares or otherwise note its records as to the restrictions on the transfer as set forth in the Plan.

Section 5.06. Delivery of Certificates. As soon as practicable after complete vesting of the Awards granted to the Participant, the Secretary of Dillard’s (or its designee), as escrow agent, shall cause to be delivered to the Participant or a broker designated by Dillard’s for the purpose of receiving such Shares, a certificate or certificates representing those Shares free of all restrictions created under this Plan and the related Stock Award Agreements. Prior to such delivery, Dillard’s may require the Participant to establish a brokerage account with the broker designated by Dillard’s to receive the Shares and execute and deliver to Dillard’s a written statement, in form satisfactory to Dillard’s, in which the Participant represents that he or she is acquiring Shares for the Participant’s own account, for investment only and not for resale or distribution of any such Shares.

ARTICLE VI

ADMINISTRATION

Section 6.01. Authority of the Committee.

(a)  The Plan shall be administered by the Committee. A majority vote of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee for the purposes of the Plan.

(b)  The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan, to determine the terms of all Awards granted under the Plan, including, without limitation, the Participants to whom and the time or times at which Awards shall be granted; the vesting schedule for such Award grants; establishing performance-based criteria and determining if such criteria is achieved; to interpret the Plan; and to make all other determinations deemed advisable for the administration of the Plan. All determinations of the Committee shall be made by not less than a majority of its members. The Committee may designate Employees of Dillard’s to assist the Committee in the administration of the Plan and may grant authority to such persons to execute agreements or other documents or to take other actions on behalf of the Committee.

(c)  The Committee may make such rules and regulations and establish such procedures as it deems appropriate for the administration of the Plan.

(d)  In the event of a disagreement as to the interpretation of the Plan or any amendment hereto or any rule, regulation or procedure thereunder or as to any right or obligation arising from or related to the Plan, the decision of the Committee shall be final and binding. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any benefit granted under it.

ARTICLE VII

MISCELLANEOUS

Section 7.01. No Rights as Director. Neither the Plan nor any Awards granted hereunder shall confer upon any Participant any right to be elected to or to remain as a member of the Board.

Section 7.02. Designation of Beneficiary. Each Participant from time to time may name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be issued or transferred in the event of the Participant’s death (or who may exercise the Participant’s rights hereunder, if any, that are exercisable following the death of the Participant). Each designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the

 Committee and shall be effective only when filed by the Participant in writing with the Committee or its designee during the Participant’s lifetime.

Section 7.03. Withholding. Dillard’s shall have the right to withhold with respect to any payments or grants made to Participants under the Plan any taxes required by law to be withheld because of such payments or grants. With respect to any such withholding:

(e)  Each Participant shall take whatever action that the Committee deems appropriate to comply with the law regarding withholding of federal, state and local taxes.

(f)  When a Participant is obligated to pay to Dillard’s an amount required to be withheld under applicable income tax laws in connection with the Awards, the Committee may, in its discretion and subject to such rules as it may adopt, permit the Participant to satisfy this obligation, in whole or in part, by delivering to Dillard’s already-owned shares to satisfy the withholding amount.

Section 7.04. Effective Date. The Plan is effective on April 15, 2005 (the “Effective Date”). No Shares may be issued unless the Plan is approved by a vote of the holders of a majority, or as otherwise provided in the certificate of incorporation, Bylaws of Dillard’s or the listing standards of the New York Stock Exchange, of the outstanding shares of Dillard’s common stock cast at a meeting of the stockholders of Dillard’s at which a quorum is present held within 12 months following the Effective Date.

Section 7.05. Amendment. The Board may amend the Plan from time to time as it deems desirable or necessary by any applicable rules and regulations, and such amendments shall include the ability of the Board to amend the Plan and, with shareholder approval, to increase the number of Shares subject to the Plan. Any amendment to the Plan shall not apply to Awards granted to Participants that have vested prior to the effective date of the amendment unless it has been otherwise agreed to, in writing, by the Committee and the affected Participant.

Section 7.06. Termination of Plan. The Plan will automatically terminate 10 years from its Effective Date. Notwithstanding the foregoing, the Board may, in its discretion, terminate the Plan earlier at any time, but no such termination shall deprive Participants of their rights under Restricted Share grants existing prior to such termination.

Section 7.07. Successors. The Plan shall inure to the benefit of and shall be binding upon each successor of Dillard’s by merger, consolidation or acquisition of all or substantially all of the assets. All rights and obligations imposed upon a Participant and all rights granted to Dillard’s under this Plan shall be binding upon the Participant’s heirs, legal representatives and successors.

Section 7.08. Notice. Each notice given under the Plan shall be in writing and shall be delivered in person or by certified or registered mail to the proper address. Each notice to Dillard’s shall be addressed as follows: Dillard’s, Inc., 1600 Cantrell Road, Little Rock, Arkansas 72201, Attention: Secretary. Each notice to a Participant shall be addressed to the Participant at the address of the Participant maintained by Dillard’s on its books and records. Anyone to whom a notice may be given under the Plan may designate a new address by written notice to the other party to that effect.

Section 7.09. Compliance with Laws and Requirements. No Shares shall be issued under the Plan unless the issuance and delivery of such shares comply with all applicable provisions of state and federal law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder and the requirements of any market system or stock exchange upon which the Shares may then be listed.

Section 7.10. Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

THIS PLAN IS HEREBY ADOPTED AND EXECUTED as of the 15th day of April, 2005.

DILLARD’S, INC.

By:/s/ James I. Freeman
James I. Freeman,
Senior Vice President and
Chief Financial Officer
ATTEST:

/s/ Phillip R. Watts
Phillip R. Watts